EXHIBIT 99.1

LOS ANGELES SINGAPORE DUBLIN PENANG KUALA LUMPUR BANGKOK

FOR IMMEDIATE RELEASE	Company Contact:	Investor Contact:
	Dale Cheesman	Berkman Associates
	Corporate Secretary	(310) 277-5162
	(818) 787-7000	info@BerkmanAssociates.com

Trio-Tech Fiscal 2004 Second Quarter Net Income
Increases to $0.07 Per Share From $0.03 Per Share

     Van Nuys, CA, — February 9, 2004 — Trio-Tech International (AMEX:TRT) today announced financial results for the second quarter and first half of fiscal 2004.

Second Quarter Results

     Revenue for the three months ended December 31, 2003 was $5,056,000. This compares to revenue of $5,051,000 for the second quarter of fiscal 2003, and $3,850,000 for this year’s first quarter. Net income for the second quarter of fiscal 2004 was $217,000, or $0.07 per diluted share. This compares to net income of $91,000, or $0.03 per diluted share, for the second quarter of fiscal 2003, and to a net loss for this year’s first quarter of $265,000, or $0.09 per share.

     “We are pleased by the improvement in Trio-Tech’s financial performance for the second quarter,” said President and Chief Executive Officer S.W. Yong. “While the industry remains highly competitive, we believe the economic conditions have improved in recent months and we are optimistic that a sustained cyclical upswing in demand in the semiconductor industry may be underway. With our lean cost structure and efficient operations, Trio-Tech is positioned to benefit as the market rebounds.”

     Yong said that the expansion of Trio-Tech’s semiconductor testing facility in Bangkok is now complete, as is the relocation of the manufacturing operations of its Universal Systems wet bench subsidiary from San Jose to Singapore.

     Second quarter results by business segment were as follows:

•	Net revenue for Trio-Tech’s testing services segment was $2,349,000 versus $2,347,000 a year ago. Operating income was $132,000 compared to $322,000 for last year’s second quarter and $82,000 for this year’s first quarter. Testing services backlog increased to $2,590,000 at December 31, 2003 from $2,372,000 at December 31, 2002.

•	Manufacturing segment revenue increased to $1,715,000 from $1,390,000 for the second quarter last year. Operating income was $4,000 compared to an operating loss of $150,000 for the same period a year earlier.

•	Distribution segment revenue decreased to $992,000 from $1,314,000 for the second quarter last year. Operating income was $76,000 compared to an operating loss of $85,000 for the second quarter of fiscal 2003.

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Trio-Tech Fiscal 2004 Second Quarter Net Income Increases to $0.07 Per Share
From $0.03 Per Share
February 9, 2004
Page Two

First Half Results

     For the six months ended December 31, 2003, revenue declined to $8,906,000 from $10,966,000 for the first half of fiscal 2003. The net loss for this year’s first half was $47,000, or $0.02 per share. This compares to net income of $147,000, or $0.05 per diluted share, for the same period a year earlier.

     Net cash provided by operating activities was $1,146,000 for the first six months of fiscal 2004 compared to $1,475,000 for last year’s first half.

About Trio-Tech

     Founded in 1958, Trio-Tech International provides third-party semiconductor testing and burn-in services primarily through its laboratories in Southeast Asia. Headquartered in Van Nuys, California, the Company also designs, manufactures and markets equipment and systems used in the testing and production of semiconductors, and distributes semiconductor processing and testing equipment manufactured by others. For further information or to request quotations for any of Trio-Tech’s complete line of semiconductor test equipment, please visit the Company’s Web site at www.triotech.com.

Forward-Looking Statements

     This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following: the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company’s products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, excess or shortage of production capacity, and other risks discussed from time to time in the Company’s Securities and Exchange Commission filings and reports. In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions. Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

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TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income
(In Thousands, Except per Share Amounts)(Unaudited)

	Six Months Ended		Three Months Ended
	Dec. 31,		Dec. 31,

	2003	2002	2003	2002

NET SALES	$8,906	$10,966	$5,056	$5,051
COST OF SALES	6,559	7,843	3,634	3,672

GROSS PROFIT	2,347	3,123	1,422	1,379
OPERATING EXPENSES:
General and administrative	1,953	2,370	970	1,087
Selling	417	472	212	213
Research and development	59	55	27	28
Impairment loss (Note 1)	—	—	—	—
Loss on disposal of property, plant and equipment	4	112	—	—

Total	2,433	3,009	1,209	1,328

(LOSS) INCOME FROM OPERATIONS	(86)	114	213	51
OTHER INCOME (EXPENSE)
Interest expense	(66)	(97)	(31)	(46)
Other income	196	164	58	50

Total	130	67	27	4

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	44	181	240	55
INCOME TAXES	33	50	18	(18)

INCOME BEFORE MINORITY INTEREST	11	131	222	73
MINORITY INTEREST	(58)	16	(4)	18

NET (LOSS) INCOME ATTRIBUTABLE TO COMMON SHARES	(47)	147	218	91

OTHER COMPREHENSIVE INCOME (LOSS):
Unrealised (loss) gain on investment	(45)	(24)	—	(13)
Foreign currency translation adjustment	223	(8)	92	106

COMPREHENSIVE GAIN	$131	$115	$310	$184
(LOSS) EARNINGS PER SHARE:
Basic	$(0.02)	$0.05	$0.07	$0.03

Diluted	$(0.02)	$0.05	$0.07	$0.03
WEIGHTED AVERAGE NUMBER OF COMMON & POTENTIAL COMMON SHARES OUTSTANDING
Basic	2,930	2,928	2,933	2,928
Diluted	2,930	2,928	2,985	2,928

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(In Thousands, Except Share Amounts)(Unaudited)

	Dec 31,	Jun. 30,
ASSETS	2003	2003

CURRENT ASSETS:
Cash	$2,030	$1,495
Short term deposits	4,769	4,308
Investments in marketable securities	—	485
Trade accounts receivable, net	3,292	3,643
Other receivables	359	373
Inventories, net	1,075	1,049
Prepaid expenses and other current assets	181	140

Total current assets	11,706	11,493

PROPERTY, PLANT AND EQUIPMENT, Net	5,520	5,210
OTHER ASSETS, Net	7	8

TOTAL ASSETS, Net	$17,233	$16,711

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Lines of credit	$147	$300
Accounts payable	1,271	1,080
Accrued expenses	2,265	2,096
Income taxes payable	37	56
Current portion of notes payable	576	632
Current portion of capitalized leases	234	302

Total current liabilities	4,530	4,466

NOTES PAYABLE, net of current portion	818	492
CAPITALIZED LEASES, net of current portion	303	344
DEFERRED INCOME TAXES	732	711

TOTAL LIABILITIES	6,383	6,013

COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST	2,115	2,108
SHAREHOLDERS’ EQUITY:
Common stock; no par value, 15,000,000 shares authorized; issued and outstanding 2,932,542 and 2,927,542 respectively	9,437	9,423
Additional paid-in capital	284	284
Retained earnings (accumulated deficit)	(786)	(739)
Accumulated other comprehensive income-marketable securities	—	45
Accumulated other comprehensive loss-foreign currency	(200)	(423)

Total shareholders’ equity	8,735	8,590

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	17,233	$16,711